Exhibit 99.1

Longboard Pharmaceuticals Reports Full Year 2022 Financial Results and Key Corporate Initiatives

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LP352 Phase 1b/2a PACIFIC Study remains on track to complete enrollment in the first half of 2023, with topline data expected in the second half of 2023
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LP659 Phase 1 initiation of first in-human clinical study on track for first half of 2023, with Phase 1 topline single-ascending dose (SAD) data expected in the second half of 2023
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Ended 2022 with $67.6 million in cash, cash equivalents and investments; cash runway is expected to support operations into mid-2024
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Further strengthened institutional shareholder base by completing a follow-on public offering of common stock in February 2023 with gross proceeds of $23.0 million
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Longboard to host conference call and webcast today at 4:30 PM ET

SAN DIEGO, Calif., March 2, 2023 – Longboard Pharmaceuticals, Inc. (Nasdaq: LBPH), a clinical-stage biopharmaceutical company focused on developing novel, transformative medicines for neurological diseases, today provided a corporate update and reported financial results for the full year 2022.

"I am very proud of the team for the progress that we made in 2022, including the strong engagement and excitement we have generated around the PACIFIC Study, which remains on track to deliver topline data in the second half of this year. We continue to think strategically on ways to truly differentiate LP352 in the clinic as a potential best-in-class treatment option for individuals living with DEEs. For LP659, we plan to initiate our first in-human study in the coming months, and anticipate topline SAD data in the second half of the year," stated Kevin R. Lind, Longboard’s President and Chief Executive Officer.

2022 PROGRAM HIGHLIGHTS AND ANTICIPATED 2023 MILESTONES

LP352 Highlights:

LP352 is an oral, highly selective, centrally acting 5-hydroxytryptamine 2C receptor subtype (5-HT2C) superagonist. LP352 is the only 5-HT2C receptor agonist being dose optimized for developmental and epileptic encephalopathies (DEEs). We believe LP352 could be a treatment for individuals with DEEs where no options are available and a potentially safer, more efficacious, easy to add-on treatment option for individuals with syndromes where current therapies are inadequate.

The PACIFIC Study

The PACIFIC Study is an ongoing Phase 1b/2a basket clinical trial of LP352. We plan to evaluate 50 participants ages 12 to 65 years old with DEEs. We are utilizing approximately 30 study sites across the United States and Australia in the trial.

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Full enrollment expected in the first half of 2023
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Topline data expected in the second half of 2023
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PACIFIC Study data is expected to inform the design and characteristics of our Phase 3 program

The 102 Phase 1 Central Nervous System (CNS) Pharmacokinetics (PK) and Pharmacodynamics (PD) Study

In December 2022, we reported positive topline data from cohorts 1 and 2 of an ongoing Phase 1 clinical study evaluating the CNS PK and PD of LP352 in healthy volunteers.

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LP352 exhibited a strong correlation between plasma and cerebrospinal fluid PK concentration, which increased in a dose-dependent and consistent manner
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LP352 demonstrated early quantitative electroencephalogram (qEEG) changes, and sustained effects on qEEG activity after continuous dosing in a dose-dependent manner indicating receptor engagement
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Favorable safety and tolerability results were observed, with adverse events generally consistent with previous clinical studies

Presented and hosted a Scientific Exhibit at the American Epilepsy Society (AES) Annual Meeting

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New posters included the following:
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Searching for Safer and More Effective Medications in the Management of Seizure Disorders: A 5-HT2C Superagonist
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Evaluation of Prolactin as a Useful Pharmacodynamic Tool to Assess Engagement of Central 5-HT2C Receptors by LP352, a Potent and Selective 5-HT2C Agonist

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Presentation materials from AES and other medical meetings can be found on the “Our Approach” section of our website here

LP659 Highlights:

LP659 is a centrally acting, S1P1,5 receptor modulator. LP659 was designed for optimized pharmacology, PK and engagement of S1P1,5, which may lead to improved efficacy and safety. We believe LP659 could have potential in a number of inflammatory neurological conditions.

Initiating First In-Human (FIH) Clinical Trial of LP659 in Healthy Volunteers

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Expect to initiate clinical trial in the first half of 2023
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Phase 1 topline SAD data expected in the second half of 2023

CORPORATE AND FINANCIAL UPDATES

Continued to add key expertise across the company with the goal of cultivating a world-class neuroscience team to advance our programs in a strategic manner

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Expanded our team from 22 to 33 employees during 2022
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Added key leaders to our team with extensive experience in the epilepsy space, including commercial strategy, clinical development and medical affairs

Completed a $23.0 million public offering of common shares

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We further strengthened our institutional shareholder base by completing a follow-on public offering of 5,750,000 shares of our voting common stock in February 2023. Gross proceeds were $23.0 million.

FULL YEAR 2022 FINANCIAL RESULTS:

Balance Sheet Highlights

At December 31, 2022, Longboard’s cash, cash equivalents and short-term investments were approximately $67.6 million. We added net proceeds of approximately $21.2 million to our balance sheet after the completion of our follow-on public offering in February 2023. Our cash position is expected to support operations into mid-2024 based on our current business plan.

Operating Results

Research and development expenses were $34.6 million for the year ended December 31, 2022. These expenses include $19.4 million in preclinical and clinical trial expenses related to LP352, $5.6 million in preclinical expenses primarily related to advancing LP659 and $8.4 million in personnel-related expenses. Research and development expenses were $19.8 million for the year ended December 31, 2021. These expenses include $8.2 million in preclinical and clinical trial expenses related to LP352, $6.2 million in preclinical expenses related to advancing LP659 and LP143 and $4.5 million in personnel-related expenses.

General and administrative expenses were $10.2 million for the year ended December 31, 2022. These expenses include $5.3 million of personnel-related costs, $2.0 million of professional services and consulting expenses and $1.6 million of insurance expense. General and administrative expenses were $8.1 million for the year ended December 31, 2021. These expenses include $4.0 million of personnel-related costs, $1.7 million of professional services and consulting expenses and $1.5 million of insurance expense.

Net loss was $43.9 million, or $2.56 per share, for the full year 2022 compared to $27.8 million, or $1.93 per share, for the full year 2021.

We are currently estimating 2023 operating expenses in the $57.0 to $63.0 million range, excluding share-based compensation.

CONFERENCE CALL DETAILS

Longboard will host a conference call today at 4:30 p.m. ET to discuss 2022 financial results and provide a corporate update.

To join the live call by phone, please register via this link, complete the brief online registration form, and select your preferred method for joining the call. Upon registering you will receive the dial-in info and a unique PIN to join the call, as well as an email confirmation with the details. Please register at least 10 minutes prior to the event to ensure timely access.

To access a live or archived webcast of the event, please visit the “Events & Presentations” page within the Investors Relations section of Longboard’s website at https://ir.longboardpharma.com/. An archived webcast of the call will be available shortly after the event concludes and archived on the website for at least 30 days following the event.

ABOUT LONGBOARD PHARMACEUTICALS

Longboard Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on developing novel, transformative medicines for neurological diseases. Longboard is working to advance a portfolio of centrally acting product candidates designed to be highly selective for specific G protein-coupled receptors (GPCRs). Longboard’s small molecule product candidates are based on more than 20 years of GPCR research. Longboard is evaluating LP352, an oral, centrally acting 5-hydroxytryptamine 2C (5-HT2C) receptor superagonist, with no observed impact on 5-HT2B and 5-HT2A receptor subtypes, in development for the potential treatment of seizures associated with a broad range of developmental and epileptic encephalopathies. Longboard is also evaluating LP659, a centrally acting, sphingosine-1-phosphate (S1P) receptor subtypes 1 and 5 modulator, which is in development for the potential treatment of multiple neurological diseases.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. In some cases, you can identify forward-looking statements by words such as “on track”, “expect”, “potential”, “look forward”, “plan”, “anticipate”, “focus”, “could”, “goal”, “working to build”, or the negative, plural or other tenses of these words or other comparable language, and include, without limitation, statements about the following: Longboard’s clinical and preclinical product candidates and programs, including timing of completing enrollment, timing of topline data, timing of study initiation, their potential (including to be a best-in-class treatment option, a safer, more efficacious treatment, and the number and type of conditions they may address), their design and characteristics, clinical trial protocols (for example, dose optimizing, clinical trial participants, indications and treatments), and our other plans; our cash position, expenses and runway to support operations; our team; and our goals and focus. For such statements, Longboard claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Longboard’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the following: Risks related to Longboard’s limited operating history, financial position and need for additional capital; Longboard will need additional managerial and financial resources to advance all of its programs, and you and others may not agree with the manner Longboard allocates its resources; risks related to the development and commercialization of Longboard’s product candidates; Longboard’s product candidates are in the early phase of a lengthy research and development process, the timing, manner and outcome of research, development and regulatory review is uncertain, and Longboard’s product candidates may not advance in research or development or be approved for marketing; enrolling participants in Longboard’s ongoing and intended clinical trials is competitive and challenging; macroeconomic events stemming from the COVID-19 pandemic or evolving geopolitical developments such as the conflict in Ukraine, including but not limited to the impact on Longboard’s clinical trials and operations, the operations of Longboard’s suppliers, partners, collaborators, and licensees, and capital markets, which in each case remains uncertain; risks related to unexpected or unfavorable new data; nonclinical and clinical data is voluminous and detailed, and regulatory agencies may interpret or weigh the importance of data differently and reach different conclusions than Longboard or others, request additional information, have additional recommendations or change their guidance or requirements before or after approval; results of clinical trials and other studies are subject to different interpretations and may not be predictive of future results; topline data may not accurately reflect the complete results of a particular study or trial; risks related to relying on licenses or collaborative arrangements; other risks related to Longboard’s dependence on third parties; competition; product liability or other litigation or disagreements with others; government and third-party payor actions, including relating to reimbursement and pricing; risks related to regulatory compliance; and risks related to Longboard’s and third parties’ intellectual property rights. Additional factors that could cause actual results to differ materially from those stated or implied by Longboard’s forward-looking statements are disclosed in Longboard’s filings with the Securities and Exchange Commission (SEC). These forward-looking statements represent Longboard’s judgment as of the time of this release. Longboard disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Corporate Contact:

Megan E. Knight
Head of Investor Relations
mknight@longboardpharma.com

IR@longboardpharma.com

619.592.9775

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Financial Tables Follow

LONGBOARD PHARMACEUTICALS, INC.

CONDENSED BALANCE SHEETS

(Unaudited)

	December 31,	December 31,
(in thousands, except share and per share data)	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$10,775	$66,346
Short-term investments	56,814	40,379
Prepaid expenses and other current assets	2,249	1,659
Total current assets	69,838	108,384
Right-of-use assets	736	521
Property and equipment	9	14
Other long-term assets	33	33
Total assets	$70,616	$108,952
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,310	$1,028
Accrued research and development expenses	4,168	2,245
Accrued compensation and related expenses	2,438	1,480
Accrued other expenses	490	352
Right-of-use liabilities, current portion	358	339
Total current liabilities	8,764	5,444
Right-of-use liabilities, net of current portion	382	185
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.0001 par value; authorized shares - 10,000,000 at December 31, 2022 and 2021, respectively; issued and outstanding shares - none at December 31, 2022 and 2021	—	—
Voting common stock, $0.0001 par value; authorized shares - 300,000,000 at December 31, 2022 and 2021, respectively; issued and outstanding shares - 13,585,950 and 13,440,761 at December 31, 2022 and 2021, respectively, excluding 0 and 145,189 shares, respectively, subject to repurchase	1	1
Non-voting common stock, $0.0001 par value; authorized shares - 10,000,000 at December 31, 2022 and 2021, respectively; issued and outstanding shares - 3,629,400 at December 31, 2022 and 2021, respectively	—	—
Additional paid-in capital	148,303	145,683
Accumulated other comprehensive loss	(692)	(164)
Accumulated deficit	(86,142)	(42,197)
Total stockholders' equity	61,470	103,323
Total liabilities and stockholders' equity	$70,616	$108,952

LONGBOARD PHARMACEUTICALS, INC.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	Year Ended December 31,
(in thousands, except share and per share data)	2022	2021
Operating expenses:
Research and development	$34,638	$19,774
General and administrative	10,160	8,065
Total operating expenses	44,798	27,839
Loss from operations	(44,798)	(27,839)
Interest income, net	837	64
Other income (expense)	16	(22)
Net loss	$(43,945)	$(27,797)

Net loss per share, basic and diluted	$(2.56)	$(1.93)

Weighted-average shares outstanding, basic and diluted	17,150,907	14,410,502

Comprehensive loss:
Net loss	$(43,945)	$(27,797)
Unrealized (loss) gain on short-term investments	(528)	(164)
Comprehensive loss	$(44,473)	$(27,961)